Exhibit 99.1

FOR IMMEDIATE RELEASE

DOBSON COMMUNICATIONS REPORTS FIRST QUARTER 2004 RESULTS

     OKLAHOMA CITY, May 10, 2004 (PRIMEZONE) -- Dobson Communications Corporation (Nasdaq: DCEL) today reported a net loss applicable to common shareholders of approximately $16.5 million, or $0.12 per share, for the quarter ended March 31, 2004. Included in the loss were $8.6 million in dividends on mandatorily redeemable preferred stock and $1.9 million in dividends on Dobson's Series F convertible preferred stock, offset partially by a $5.7 million gain on extinguishment of debt and a $4.0 income tax benefit.

     In the same quarter last year, the Company reported net income applicable to common shareholders of approximately $18.1 million, or $0.20 per share. Net income applicable to common shareholders for the first quarter last year included a $23.6 million gain on redemption of preferred stock and $4.7 million in income from discontinued operations, net of taxes, as well as $20.5 million in preferred dividends and $6.3 million in non-cash income tax expense. Dobson adopted SFAS 150 as of July 1, 2003, which requires certain preferred stock dividends and repurchases to be included in the determination of net income.

     Dobson reported EBITDA of $83.1 million for the first quarter of 2004, compared with $60.1 million for the first three months of 2003 (Table 1). As described below, last year's first quarter EBITDA does not include the EBITDA of acquisitions completed subsequent to that quarter.

     Dobson reported total revenue of approximately $233.8 million for the first quarter of 2004, of which $181.7 million, or 78 percent, was local service revenue and $42.1 million, or 18 percent, was roaming revenue. For the first quarter last year, Dobson reported total revenue of $128.9 million, of which $82.8 million, or 64 percent, was local service revenue and of which $40.9 million, or 32 percent, was roaming revenue.

     Results for the first quarter of 2004 include the operations of the Anchorage Metropolitan Service Area and Alaska Rural Service Area 2, which were acquired in June 2003. Also reflected is Dobson's 100 percent ownership in American Cellular, which the Company acquired on August 19, 2003. Previously Dobson had a 50 percent ownership stake in American Cellular. Complete results for American Cellular for all relevant periods are reflected in Table 5. Finally, Dobson's current-year results include the operations of Michigan Rural Service Area 5 from its acquisition on February 17, 2004.

Service Revenue and Subscriber Trends

     Dobson Communications' two operating subsidiaries are Dobson Cellular Systems and American Cellular.

     Dobson Cellular Systems increased service revenue 26 percent year-over-year, to $104.3 million from $82.8 million in the first quarter last year. Dobson's average revenue per unit (postpaid), or ARPU, for the first quarter of 2004 was approximately $43, compared with postpaid ARPU of approximately $42 for the first quarter of the previous year. ARPU for the first quarter of 2004 was aided by the inclusion of the two new Alaska properties, acquired in June 2003.

     American Cellular's service revenue increased approximately 3 percent year-over-year, to $77.4 million from $75.2 million in the first quarter last year. American Cellular's postpaid ARPU for the first quarter of 2004 was approximately $38, in line with the first quarter of the previous year.

     On a consolidated basis, Dobson Communications' subscriber base increased to 1,567,200 subscribers at March 31, 2004, compared with a combined total of 1,370,400 for Dobson Cellular and American Cellular at the end of the first quarter last year. This increase primarily reflected the acquisition of wireless markets in Alaska and Michigan, which Dobson acquired from AT&T Wireless (NYSE:
AWE) and Cingular in exchange for Dobson properties in California and Maryland. The operations of the disposed properties have been reflected as discontinued operations in all periods.

     As previously announced, Dobson Communications reported a net reduction of approximately 5,400 total subscribers for the first quarter of 2004, based on 68,700 postpaid gross subscriber additions and postpaid customer churn of 1.9 percent. A higher level of postpaid deactivations was the primary cause of the net reduction in subscribers -- Dobson Cellular experienced a net reduction of approximately 10,000 postpaid subscribers during the quarter, while American Cellular experienced a net reduction of approximately 4,300 postpaid subscribers.

     Dobson Communications had approximately 11,800 GSM subscribers as of the end of the first quarter of 2004 as it began to sell the new technology in limited markets. Just over half of its GSM subscribers added during the quarter represented migrations from the TDMA technology.

     In April 2004, the Company launched retail sales and increased advertising of its GSM products in its Continental U.S. markets. Dobson is currently overlaying its markets in Alaska with GSM/GPRS/EDGE technology and plans to launch retail GSM sales in those markets in July.

Roaming Trends

     Dobson Communications reported approximately 303 million roaming minutes of use (MOUs) for the first quarter of 2004, with a blended yield of $0.14 per MOU. Roaming MOUs for the first quarter of 2004 were in line with those for the same period last year, pro forma for the Alaska, American Cellular and Michigan acquisitions.

     Not included in roaming MOU totals are the results of NPI-Omnipoint Wireless, LLC (NPI) in northern Michigan. Dobson has received preliminary FCC approval of the NPI acquisition and expects to close the transaction next month.

     Although the Company's two largest roaming partners, AT&T Wireless and Cingular, continued to account for approximately 90 percent of roaming MOUs in the first quarter, Dobson's MOU mix again shifted further toward Cingular.

     AT&T Wireless accounted for approximately 56 percent of Dobson's total first quarter 2004 roaming MOUs, compared with the combined total of 63 percent for Dobson Cellular and American Cellular in the first quarter last year. On a year-over-year basis, AT&T Wireless' roaming MOUs in the first quarter declined by approximately 12 percent, compared with the same period last year.

     Cingular contributed 35 percent of first quarter 2004 MOUs, versus 27 percent in the same period last year. On a year-over-year basis, Cingular's first quarter 2004 roaming MOUs were approximately 30 percent higher than MOUs for the same period last year.

     Approximately 10 percent of Dobson's first quarter 2004 roaming MOUs were on its GSM network. Cingular accounted for approximately 85 percent of this GSM roaming traffic.

Capital Expenditures and Balance Sheet

     Dobson Communications' capital expenditures were approximately $40.6 million in the first quarter of 2004. As noted, the Company completed on schedule and budget the overlay of its network in the Continental United States in the first quarter, and is now completing the overlay of its Alaska properties. Dobson plans to complete the upgrade of its data service capabilities with EDGE software by early July 2004.

     The Company ended the first quarter with approximately $142 million in cash and cash equivalents, approximately $2.4 billion in total debt, and approximately $376 million in preferred stock obligations (Table 2). During the first quarter of 2004, the Company completed a series of open market transactions to repurchase approximately $55.5 million (original principal amount) of its 8 7/8% Senior Notes for approximately $48.3 million.

Credit Facility Amended

     Dobson also reported that it has successfully completed a second amendment of its Dobson Cellular Systems Inc. credit facility. This amendment adjusts the required covenant levels for the leverage ratios and fixed charge coverage ratio through December 31, 2006 and provides Dobson with improved operating flexibility.

     Credit agreement provisions governing Dobson Cellular Systems' ability to distribute cash to the parent for interest, dividends and taxes have not changed, and the $150 million revolver portion of the credit facility remains available under the amended agreement. Finally, under specified terms and conditions, including covenant compliance, the Dobson Cellular credit facility may be increased by as much as an additional $200 million.

First Quarter 2004 Conference Call

     On Tuesday, May 11, 2004, Dobson plans to hold a conference call to discuss its first quarter 2004 results. The call is scheduled to begin at 10 a.m. CDT, 11 a.m. EDT. Investors will be able to listen by phone or via web-cast on Dobson's web site at www.dobson.net. During the call, management may review its expectations for 2004. Those interested may access the call by dialing:

          Conference call  (800) 818-5264
          Pass code                 538364

     A replay of the call will be available later in the day via Dobson's web site or by phone.

          Replay (888) 203-1112
          Pass code 538364

     The replay will be available by phone for two weeks.

     Dobson Communications is a leading provider of wireless phone services to rural and suburban markets in the United States. Headquartered in Oklahoma City, the Company owns wireless operations in 16 states. For additional information on Dobson and its operations, please visit its web site at www.dobson.net.

     This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements regarding the Company's plans, intentions and expectations. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, but are not limited to, increased levels of competition; shortages of key network equipment and/or handsets; restrictions on the Company's ability to finance its growth; and other factors. A more extensive discussion of the risk factors that could impact these areas and the Company's overall business and financial performance can be found in the Company's reports and other filings filed with the Securities and Exchange Commission. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements.

Table 1

Dobson Communications Corporation
Statements of Operations
                                                                                       Three Months Ended
                                                                                           March 31,
                                                                                     2004                2003
                                                                                     ----                ----
                                                                              ($ in thousands except per share data)
Operating Revenue                                                                            (unaudited)
    Service revenue                                                            $         181,699    $       82,786
    Roaming revenue                                                                       42,075            40,919
    Equipment & other revenue                                                             10,017             5,187
                                                                               ------------------   ---------------
       Total                                                                             233,791           128,892
                                                                               ------------------   ---------------

Operating Expenses (excluding depreciation & amortization)
    Cost of service                                                                       54,186            30,547
    Cost of equipment                                                                     23,534             8,496
    Marketing & selling                                                                   29,162            13,142
    General & administrative                                                              43,776            16,607
                                                                               ------------------   ---------------
       Total                                                                             150,658            68,792
                                                                               ------------------   ---------------

EBITDA <F1>                                                                               83,133            60,100

    Depreciation & amortization                                                          (45,448)          (19,940)
                                                                               ------------------   ---------------
Operating income                                                                          37,685            40,160

    Minority interest                                                                       (944)           (1,619)
    Interest expense                                                                     (54,238)          (23,872)
    Gain from extinguishment of debt                                                       5,739                 -
    Dividends on mandatorily redeemable preferred stock                                   (8,618)                -
    Other income, net                                                                      1,277             1,959
                                                                               ------------------   ---------------
(Loss) income before income taxes                                                        (19,099)           16,628
    Income tax benefit (expense)                                                           3,974            (6,318)
                                                                               ------------------   ---------------
(Loss) income from continuing operations                                                 (15,125)           10,310
Discontinued operations:
    Income from discontinued operations, net of taxes <F2>                                   443             4,736
                                                                               ------------------   ---------------
Net (loss) income                                                                        (14,682)           15,046
    Dividends on preferred stock                                                          (1,859)          (20,530)
    Gain on redemption of preferred stock                                                      -            23,615
                                                                               ------------------   ---------------
Net (loss) income applicable to common shareholders                            $         (16,541)   $        18,131
                                                                               ==================   ===============

Basic net (loss) income applicable to common shareholders per common share:
    Continuing operations                                                      $           (0.11)   $         0.12
    Discontinued operations                                                                 0.00              0.05
    Dividends on and redemption of preferred stock                                         (0.01)             0.03
                                                                               ------------------   ---------------
Total basic net (loss) income applicable to common shareholders per
  common share                                                                 $           (0.12)   $          0.20
                                                                               ==================   ===============

Basic weighted average common shares outstanding                                     133,727,123        90,111,815
                                                                               ==================   ===============
Total diluted net (loss) income applicable to common shareholders
  per common share                                                             $           (0.12)   $         0.20
                                                                               ==================   ===============
Diluted weighted average common shares outstanding                                   133,727,123        91,789,635
                                                                               ==================   ===============

<F1>
     EBITDA is defined as income (loss) from continuing operations before interest income, interest expense, income taxes, depreciation, amortization, other income, gain (loss) from extinguishment of debt., dividends on mandatorily redeemable preferred stock and minority interests. We believe that EBITDA provides meaningful additional information concerning a company's operating results and its ability to service its long-term debt and other fixed obligations and to fund its continued growth. Many financial analysts consider EBITDA to be a meaningful indicator of an entity's ability to meet its future financial obligations, and they consider growth in EBITDA to be an indicator of future profitability, especially in a capital-intensive industry such as wireless telecommunications. You should not construe EBITDA as an alternative to net income (loss) as determined in accordance with GAAP, as an alternative to cash flows from operating activities as determined in accordance with GAAP or a measure of liquidity. Because EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures of other companies.

<F2>
                                                                                  Three Months Ended March 31,
    Operating results from income from discontinued operations:                     2004                2003
                                                                                    ----                ----
    Service revenue                                                            $           2,383    $       12,070
    Roaming revenue                                                                        1,067            13,379
    Equipment & other revenue                                                                106               604
                                                                               ------------------   ---------------
       Total operating revenue                                                             3,556            26,053
                                                                               ------------------   ---------------
    Cost of service                                                                          824             5,901
    Cost of equipment                                                                        235             1,411
    Marketing & selling                                                                      605             2,513
    General & administrative                                                                 529             3,117
                                                                               ------------------   ---------------
       Total operating expenses (excluding depreciation and amortization)                  2,193            12,942
                                                                               ------------------   ---------------
    EBITDA                                                                                 1,363            13,111
                                                                               ------------------   ---------------
    Depreciation & amortization                                                             (647)           (3,363)
    Interest expense & other                                                                  (2)           (2,108)
    Income tax expense                                                                      (271)           (2,904)
                                                                               ------------------   ---------------
    Income from discontinued operations                                        $             443    $        4,736
                                                                               ==================   ===============


Table 2

Dobson Communications Corporation
Selected Balance Sheet and Statistical Data
Balance Sheet Data:                                              March 31, 2004     December 31, 2003
                                                                ------------------  -------------------
                                                                 ($ in millions)     ($ in millions)
                                                                  (unaudited)
Cash and cash equivalents (unrestricted) <F1>                   $           142.0   $            208.2
                                                                ==================  ===================

Total Debt:
     DCS credit facility                                        $           547.2   $            548.6
     DCC 10.875% Senior Notes, net                                          298.5                298.4
     DCC 8.875% Senior Notes                                                594.5                650.0
     Dobson/Sygnet Senior Notes                                                 -                  5.3
     ACC 9.5% Senior Notes, net                                              13.1                 12.9
     ACC 10.0% Senior Notes                                                 900.0                900.0
                                                                ------------------  -------------------
        Total debt                                              $         2,353.3   $          2,415.2
                                                                ==================  ===================

 Preferred Stock:
     Senior Exchangeable Preferred Stock, 12.25%, net <F2>                   59.4                 59.2
     Senior Exchangeable Preferred Stock, 13.00%, net <F3>                  194.2                194.1
     Series F Preferred Stock                                               122.5                122.5
                                                                ------------------  -------------------
        Total preferred stock                                   $           376.1   $            375.8
                                                                ==================  ===================


                                                                  Quarter Ended       Quarter Ended
                                                                 March 31, 2004       March 31, 2003
                                                                ------------------  -------------------
                                                                 ($ in millions)     ($ in millions)
Capital Expenditures <F4>                                       $            40.6   $             16.8
                                                                ==================  ===================

<F1>
     Includes $19.8 million and $30.8 million of cash from American Cellular at March 31, 2004 and
     December 31, 2003, respectively.
<F2>
     Net of deferred financing costs of $(0.5) million and $(0.6) million and discount of $(1.1) million and $(1.2) million at March 31, 2004 and December 31, 2003, respectively.
<F3>
     Net of deferred financing costs of $(1.8) million and $(1.9) million at March 31, 2004 and December
     31, 2003, respectively.
<F4>
     Does not include $13.2 million of capital expenditures for American Cellular for the quarter ended
     March 31, 2003.


Table 3

Dobson Communications Corporation
(Includes results of American Cellular since its acquisition on 8/19/03)
For the Quarter Ended                       3/31/2003   6/30/2003    9/30/2003   12/31/2003    3/31/2004
                                                   ($ in thousands except per subscriber data)
                                                                     (unaudited)
Operating Revenue
     Service revenue                        $   82,786  $   89,022  $   148,344  $   185,708  $   181,699
     Roaming revenue                            40,919      48,427       55,721       56,132       42,075
     Equipment & other revenue                   5,187       6,028        9,005        8,475       10,017
                                            ----------- ----------- ------------ ------------ ------------
Total                                          128,892     143,477      213,070      250,315      233,791
                                            ----------- ----------- ------------ ------------ ------------

Operating Expenses
(excluding depreciation & amortization)
     Cost of service                            30,547      33,468       49,958       59,463       54,186
     Cost of equipment                           8,496       9,440       16,924       21,752       23,534
     Marketing & selling                        13,142      14,051       21,607       30,747       29,162
     General & administrative                   16,607      15,985       29,324       44,192       43,776
                                            ----------- ----------- ------------ ------------ ------------
Total                                           68,792      72,944      117,813      156,154      150,658
                                            ----------- ----------- ------------ ------------ ------------

EBITDA <F1><F2>                             $   60,100  $   70,533  $    95,257  $    94,161  $    83,133
                                            =========== =========== ============ ============ ============

Pops                                         5,240,800   5,623,900   10,620,900   10,620,900   10,790,300

Post-paid
     Gross Adds                                 36,500      38,100       68,800       89,100       68,700
     Net Adds                                    6,700      11,300       12,000        8,200      (14,300)
     Subscribers                               646,300     772,900    1,441,800    1,451,700    1,457,600
     Churn                                        1.5%        1.4%         1.7%         1.9%         1.9%
     Average Service Revenue per
        Subscriber (ARPU)                   $       42  $       43  $        44  $        42  $        41

Pre-paid
     Gross Adds                                  3,100       3,600        7,000       12,600       16,000
     Net Adds                                    1,900         800        1,700        4,700        7,400
     Subscribers                                 7,400      20,900       30,600       28,700       36,400

Reseller
     Gross Adds                                  7,200       6,500       11,000       15,400       14,900
     Net Adds                                    3,200       2,400          900        1,500        1,500
     Subscribers                                24,600      34,700       70,200       71,700       73,200

Total
     Gross Adds                                 46,800      48,200       86,800      117,100       99,600
     Net Adds                                   11,800      14,500       14,600       14,400       (5,400)
     Subscribers                               678,300     828,500    1,542,600    1,552,100    1,567,200
     Penetration                                 12.9%       14.7%        14.5%        14.6%        14.5%

<F1>
     Includes, $1.9 million, $2.1 million, $2.2 million, $1.7 million and $1.3 million of EBITDA for the quarters ended March 31, 2003, June 30, 2003, September 30, 2003, December 31, 2003 and March 31,
     2004, respectively, related to minority interests.
<F2>
     A reconciliation of EBITDA to net income from continuing operations as determined in accordance with generally accepted accounting principles is as follows:

     Income (loss) from continuing operations $ 10,310    $ 16,515    $ (22,472)   $ (55,053)   $ (15,125)
     Add back non-EBITDA items included in income
        from continuing operations:
     Depreciation & amortization               (19,940)    (21,323)     (32,601)     (45,560)     (45,448)
     Interest expense                          (23,872)    (23,450)     (37,869)     (52,957)     (54,238)
     Minority Interest                          (1,619)     (1,785)      (1,846)      (1,291)        (944)
     (Loss) gain from extinguishment of debt         -           -      (28,102)     (24,175)       5,739
     Loss from redemption of preferred stock         -           -            -      (26,777)           -
     Dividends on mandatorily redeemable
       preferred stock                               -           -      (17,833)     (12,735)      (8,618)
     Other income (expense)                      1,959       2,653       (2,313)       1,530        1,277
     Income tax expense                         (6,318)    (10,113)       2,835       12,751        3,974
                                            ----------- ----------- ------------ ------------ ------------
     EBITDA                                   $ 60,100    $ 70,533     $ 95,257    $  94,161    $  83,133
                                            =========== =========== ============ ============ ============


Table 4

Dobson Cellular Systems
(Formerly DOC and Sygnet)
For the Quarter Ended                         3/31/2003    6/30/2003   9/30/2003   12/31/2003   3/31/2004
                                                     ($ in thousands except per subscriber data)
                                                                     (unaudited)
Operating Revenue
     Service revenue                          $   82,786  $    89,022  $  109,714  $   107,335  $  104,327
     Roaming revenue                              40,919       48,427      41,182       30,722      23,962
     Equipment & other revenue                     5,187        6,028       7,749        6,357       7,330
                                              ----------- ------------ ----------- ------------ -----------
Total                                            128,892      143,477     158,645      144,414     135,619
                                              ----------- ------------ ----------- ------------ -----------

Operating Expenses
(excluding depreciation & amortization)
     Cost of service                              30,547       33,468      38,536       36,013      32,218
     Cost of equipment                             8,496        9,440      12,424       11,148      13,410
     Marketing & selling                          13,142       14,051      15,053       16,283      15,947
     General & administrative                     16,602       15,980      20,997       23,010      23,284
                                              ----------- ------------ ----------- ------------ -----------
Total                                             68,787       72,939      87,010       86,454      84,859
                                              ----------- ------------ ----------- ------------ -----------

EBITDA <F1><F2>                               $   60,105  $    70,538  $   71,635  $    57,960  $   50,760
                                              =========== ============ =========== ============ ===========

Pops                                           5,240,800    5,623,900   5,623,900    5,623,900   5,793,300

Post-paid
     Gross Adds                                   36,500       38,100      47,700       45,700      37,800
     Net Adds                                      6,700       11,300       9,700        2,700     (10,000)
     Subscribers                                 646,300      772,900     776,400      780,800     791,000
     Churn                                          1.5%         1.4%        1.6%         1.8%        2.0%
     Average Service Revenue per
        Subscriber (ARPU)                     $       42  $        43  $       46  $        45  $       43


Pre-paid
     Gross Adds                                    3,100        3,600       5,700        7,000       9,000
     Net Adds                                      1,900          800       1,600        2,300       4,200
     Subscribers                                   7,400       20,900      22,500       18,200      22,700

Reseller
     Gross Adds                                    7,200        6,500       8,900       10,000       9,200
     Net Adds                                      3,200        2,400       1,100        1,900       1,200
     Subscribers                                  24,600       34,700      42,000       43,900      45,100

Total
     Gross Adds                                   46,800       48,200      62,300       62,700      56,000
     Net Adds                                     11,800       14,500      12,400        6,900      (4,600)
     Subscribers                                 678,300      828,500     840,900      842,900     858,800
     Penetration                                   12.9%        14.7%       15.0%        15.0%       14.8%

<F1>
     Includes, $1.9 million, $2.1 million, $2.2 million, $1.7 million and $1.3 million of EBITDA for the quarters ended March 31, 2003, June 30, 2003, September 30, 2003, December 31, 2003 and March 31,
     2004, respectively, related to minority interests.
<F2>
     A reconciliation of EBITDA to net income from continuing operations as determined in accordance with generally accepted accounting principles is as follows:

     Income from continuing operations        $   14,983  $    21,346  $    1,094  $     3,771  $   10,837
     Add back non-EBITDA items included in
       net income from continuing operations:
     Depreciation & amortization                 (19,821)     (21,206)    (23,975)     (25,774)    (25,217)
     Interest expense                            (16,033)     (16,159)    (13,842)      (7,701)     (9,216)
     Minority Interest                            (1,619)      (1,785)     (1,847)      (1,291)       (944)
     Loss from extinguishment of debt                  -            -     (28,102)     (24,175)       (349)
     Other income (expense)                        1,533        3,043      (2,105)       3,838       2,445
     Income tax expense                           (9,182)     (13,085)       (670)         914      (6,642)
                                              ----------- ------------ ----------- ------------ -----------
     EBITDA                                   $   60,105  $    70,538  $   71,635  $    57,960  $   50,760
                                              =========== ============ =========== ============ ===========


Table 5

American Cellular Corporation                                  Predecessor                          ACC
                                            -------------------------------------  -------------------------------------
                                                                      7/1/03 -      8/19/03 -
For the Quarter Ended                        3/31/2003   6/30/2003    8/18/2003     9/30/2003   12/31/2003   3/31/2004
                                                            ($ in thousands except per subscriber data)
                                                                            (unaudited)
Operating Revenue
    Service revenue                         $    75,176  $   78,120  $    42,492   $    38,630  $    78,372  $   77,372
    Roaming revenue                              27,680      34,718       19,989        14,539       25,410      18,113
    Equipment & other revenue                     3,634       4,099        2,819         1,994        3,679       4,424
                                            ------------ ----------- ------------  ------------ ------------ -----------
      Total                                     106,490     116,937       65,300        55,163      107,461      99,909
                                            ------------ ----------- ------------  ------------ ------------ -----------

Operating Expenses
(excluding depreciation & amortization)
    Cost of service                              23,569      24,854       13,802        11,612       23,849      22,148
    Cost of equipment                             8,909       9,182        5,527         4,500       10,604      10,124
    Marketing & selling                          12,391      12,442        6,348         6,553       14,464      13,215
    General & administrative                     17,694      17,253        9,488         8,872       22,338      22,044
                                            ------------ ----------- ------------  ------------ ------------ -----------
      Total                                      62,563      63,731       35,165        31,537       71,255      67,531
                                            ------------ ----------- ------------  ------------ ------------ -----------

EBITDA <F1>                                 $    43,927  $   53,206  $    30,135   $    23,626  $    36,206  $   32,378
                                            ============ =========== ============  ============ ============ ===========

Pops                                          4,997,000   4,997,000    4,997,000     4,997,000    4,997,000   4,997,000

Post-paid
    Gross Adds                                   38,500      37,900       22,800        21,100       43,400      30,900
    Net Adds                                       (200)      3,500        2,000         2,300        5,500      (4,300)
    Subscribers                                 657,600     661,100      663,100       665,400      670,900     666,600
    Churn                                          2.0%        1.7%         2.0%          2.1%         1.9%        1.8%
    Average Service Revenue per
      Subscriber (ARPU)                            $ 38        $ 39         $ 40          $ 41         $ 39        $ 38

Pre-paid
    Gross Adds                                    3,400       3,200        1,800         1,300        5,600       7,000
    Net Adds                                      1,700       1,000          400           100        2,400       3,200
    Subscribers                                   6,600       7,600        8,000         8,100       10,500      13,700

Reseller
    Gross Adds                                    5,200       5,200        2,500         2,100        5,400       5,700
    Net Adds                                        200         900         (400)         (200)        (400)        300
    Subscribers                                  27,900      28,800       28,400        28,200       27,800      28,100

Total
    Gross Adds                                   47,100      46,300       27,100        24,500       54,400      43,600
    Net Adds                                      1,700       5,400        2,000         2,200        7,500        (800)
    Subscribers                                 692,100     697,500      699,500       701,700      709,200     708,400
    Penetration                                   13.9%       14.0%        14.0%         14.0%        14.2%       14.2%

<F1>
     A reconciliation of EBITDA to net income (loss) as determined in accordance with generally accepted accounting principles is as follows:

    Net income (loss) from continuing
      operation                             $    (2,406) $    2,103  $     2,642   $       656  $    (5,005) $   (7,364)
    Add back non-EBITDA items included in
      net income (loss):
    Depreciation & amortization                 (17,004)    (17,573)      (9,014)       (8,861)     (19,786)    (20,231)
    Interest expense                            (31,254)    (31,211)     (15,672)      (13,849)     (23,924)    (23,675)
    Dividends on mandatorily redeemable
      preferred stock                                 -           -         (703)            -            -           -
    Other income (loss)                             321        (917)          58           142         (568)       (350)
    Income tax (expense) benefit                  1,604      (1,402)      (2,162)         (402)       3,067       4,514
                                            ------------ ----------- ------------  ------------ ------------ -----------
    EBITDA                                  $    43,927  $   53,206  $    30,135   $    23,626  $    36,206  $   32,378
                                            ============ =========== ============  ============ ============ ===========

CONTACT:    Dobson Communications, Oklahoma City
            J. Warren Henry
            (405) 529-8820